UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 4, 2011

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34757 (Commission File No.)	27-2166630 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On June 16, 2010, Spectrum Brands, Inc. (“Spectrum”), a wholly-owned subsidiary of Spectrum Brands Holdings, Inc. (the “Company”), entered into that certain Loan and Security Agreement, (the “ABL Loan Agreement”), with certain domestic subsidiaries of Spectrum, as borrowers, SB/RH Holdings, LLC, as a guarantor, Bank of America, N.A., as administrative agent (the “Administrative Agent”), Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as co-syndication agents, SunTrust Bank and Harris N.A., as co-documentation agents, and the lenders party thereto, which provided for a $300 million senior secured revolving facility on terms and subject to conditions contained in the ABL Loan Agreement. Effective as of March 4, 2011, Spectrum entered into that certain Second Amendment to the Loan and Security Agreement (the “Amendment”), pursuant to which the Administrative Agent and the lenders under the ABL Loan Agreement consented to certain internal corporate restructuring transactions to be undertaken by Spectrum.

This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment referenced herein which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q. Interested parties should read these documents in their entirety.

Item 9.01.         Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Secretary and General Counsel

Dated:  March 10, 2011